Exhibit 16.1

Certified Public Accountants	p: 865.583.0091	[LOGO]
Business Advisors	f: 865-583-0560
w: rodefermoss.com
608 Mabry Hood Road
Knoxville, TN 37932

January 26, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re: TN-K Energy Group Inc.

Ladies and Gentlemen:

We have read the statements of TN-K Energy Group Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated January 21, 2010 and agree with such statements as they pertain to our firm.  We consent to the filing of a copy of this letter as an exhibit to such Current Report.

/s/ Rodefer Moss & Co, PLLC
Rodefer Moss & Co, PLLC